                                                                   EXHIBIT 10.40

                                 LOAN AGREEMENT

                               DECEMBER 28, 2004

Inhibitex, Inc.
Alpharetta, Georgia

Ladies and Gentlemen:

     This letter constitutes the agreement (this "AGREEMENT") between the Borrower and the Lender named below with respect to the Loan described below:

     1.  BORROWER -- Inhibitex, Inc., a Georgia corporation (the "BORROWER").

     2. LENDER -- Development Authority of Fulton County, a Georgia public corporation (the "LENDER").

     3. BACKGROUND -- The State of Georgia Department of Community Affairs (the "GRANT PROVIDER") has awarded to the Lender a Regional Economic Business Assistance Grant (the "GRANT") in the amount of $2,500,000 pursuant to a Statement of REBA Award (the "GRANT AGREEMENT"), dated March 30, 2004, between the Grant Provider and the Lender, for the purpose of providing funds to loan to the Borrower to finance the costs of acquiring, constructing, and installing laboratory space (the "PROJECT") to be located within the research and headquarters facility (the "FACILITY") to be located on Westside Parkway in Alpharetta, Georgia and to be leased to the Borrower by Cousins Properties Incorporated (the "LESSOR") pursuant to a Lease Agreement (the "LEASE"), dated December 31, 2003, between the Lessor and the Borrower. The Grant is reimbursable by the Lender to the Grant Provider on the dates and in the amounts that the hereinafter described loan is repayable by the Borrower to the Lender. The Grant will be held by the Grant Provider for disbursement to Lender, for further disbursement to Borrower, to pay the costs of acquiring, constructing, and installing the Project, and the Borrower has furnished to the Grant Provider the detailed plans and specifications (the "PLANS AND SPECIFICATIONS") for the Project prepared by the design architect (the "ARCHITECT") for the Facility, which may be amended from time to time by the Borrower. In order to secure the obligation of the Lender to reimburse the Grant, the Lender will assign and grant a security interest in its right, title, and interest in this Agreement to the Grant Provider, pursuant to the terms of an Assignment and Security Agreement (the "Assignment"), dated the date hereof, between the Lender and the Grant Provider.


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THE RIGHTS AND INTEREST OF THE LENDER IN THIS LOAN AGREEMENT AND THE REVENUES
AND RECEIPTS DERIVED HEREFROM, EXCEPT FOR ITS UNASSIGNED RIGHTS, AS DEFINED HEREIN, HAVE BEEN ASSIGNED AND ARE THE SUBJECT OF A GRANT OF A SECURITY INTEREST TO THE GRANT PROVIDER, UNDER AN ASSIGNMENT AND SECURITY AGREEMENT DATED THE DATE HEREOF.

         4. LOAN -- Subject to the terms and conditions of this Agreement, the Lender agrees to make the following loan or loans (collectively, the "LOAN") available to the Borrower:

                  (a) The Lender agrees to advance to the Borrower, on or prior to December 31, 2005, the Loan in a principal amount of up to $2,500,000, which Loan may be disbursed in one or more advances but each such disbursement shall reduce the Lender's loan commitment hereunder and any sums advanced hereunder may not be repaid and then re-borrowed.

                  (b) The Lender's commitment in paragraph (a) above to make advances to the Borrower shall be a limited obligation of the Lender, to be funded solely from the Grant and from no other source of funds, including other funds of the Lender.

                  (c) The Borrower's obligation to repay the Loan shall be evidenced by the records of the Grant Provider.

         5. LOAN REPAYMENTS AND OTHER AMOUNTS PAYABLE -- (a) Loan Repayments related to the Grant: The Loan shall not bear interest. The Borrower shall repay the Loan in equal quarterly installments and shall pay to the Grant Provider for the account of the Lender as repayments of the Loan, on or before the first day of the calendar quarter immediately following the later of (1) the last advance made pursuant to Section 4(a) hereof or (2) the issuance of a certificate of occupancy for the Facility, but not later than the first day of the calendar quarter immediately following the first anniversary of the first advance made pursuant to Section 4(a) hereof, and on or before the first day of each calendar quarter thereafter, to and including the date the Loan is fully repaid, a sum equal to the principal amount of the Loan disbursed to the Borrower pursuant to Section 4(a) hereof, divided by 40; provided, however, that if the Borrower sells its common stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which is not less than $35,000,000 in the aggregate (a "PUBLIC OFFERING"), before the seventh (7th) anniversary of the first quarterly installment payment due hereunder, the quarterly installment amount shall thereafter be a sum equal to the then unpaid principal amount of the Loan, divided by 12.

                  (b) Additional Loan Payments: Except as otherwise may be agreed by and among Lender, Borrower and Grant Provider, the Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Lender incurred in connection with its negotiation, structuring, documenting, and closing the Loan and the Grant, including, without limitation, the reasonable fees and disbursements of counsel for the Lender. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Lender incurred in connection with its administration or modification of, or in connection with the preservation of its rights under, enforcement of, or any refinancing, renegotiation, restructuring, or termination of, any Credit Document (as hereinafter defined) or any instruments referred to therein or any amendment, waiver, or consent relating thereto, including, without limitation, the reasonable fees and disbursements of counsel for the Lender. Such Additional Loan Payments shall be billed to the Borrower by the Lender from time to time, together with a statement certifying that the amount billed has been incurred or paid by the Lender for one or more of the above items. Amounts so billed shall be paid by the Borrower within thirty (30) days after receipt of the bill by the Borrower.

         (c) Place of Loan Payments: The Loan Repayments provided for in paragraph (a) above shall be paid in lawful money of the United States of America directly to the Grant Provider for the account of the Lender. The payment of the Additional Loan Payments to be made to the Lender pursuant to paragraph (b) above shall be paid directly to the Lender for its own use.

     6. PREPAYMENT - (a) The Borrower shall have the obligation to prepay the Loan in whole upon the occurrence of any of the following events:

             (1)  the termination of the Lease; or

             (2) (A) the acquisition of the Borrower by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Borrower); or (B) a sale of all or substantially all of the assets of the Borrower; unless the Borrower's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Borrower's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.


         (b) The Borrower may at its option prepay the principal balance of the Loan in whole or in part at any time without premium or penalty.

     7. COLLATERAL - The Lender shall receive a security interest in or other lien on the following collateral and all proceeds thereof in order to secure the repayment of the Loan: the real and personal property financed by the Loan (collectively, the "COLLATERAL"). The Lender's security interest in or other lien on the Collateral shall be granted pursuant to one or more security agreements, pledge agreements, security deeds, or other similar documents as may be acceptable to the Lender (collectively, the "COLLATERAL DOCUMENTS," which term shall include any modifications or replacements thereof). The Borrower also shall execute and deliver to the Lender (or cause to be executed and delivered to the Lender) any and all financing statements, fixture filings, and other similar documents as the Lender may reasonably request from time to time in order to perfect or maintain the perfection of the Lender's security interest in or other lien on the Collateral under the Collateral Documents.

     8. ASSIGNMENT - The Borrower hereby assents to the assignment and grant of a first priority security interest in the Lender's rights under this Agreement, made by the Lender to the Grant Provider in the Assignment, and hereby agrees that its obligations to make all payments under this Agreement shall be absolute and shall not be subject to any defense, except payment, or to any right of setoff, counterclaim, or recoupment arising out of any breach by the Lender of any obligation to the Borrower, whether hereunder or otherwise, or arising out of any indebtedness or liability at any time owing to the Borrower by the Lender. The Borrower further agrees that all payments required to be made under this Agreement, except for those arising out of Unassigned Rights, as hereinafter defined, shall be paid directly to the Grant Provider for the account of the Lender. The Grant Provider shall have all rights and remedies herein accorded to the Lender (except for Unassigned Rights), and any reference herein to the Lender shall be deemed, with the necessary changes in detail, to include the Grant Provider, and the Grant Provider is deemed to be and is a third party beneficiary of the representations, covenants, and agreements of the Borrower herein contained.

         "UNASSIGNED RIGHTS" means all of the rights of the Lender to receive reimbursements and payments pursuant to Section 5(b) hereof and to be held harmless and indemnified pursuant to Section 11(c) hereof.

         9. CONDITIONS TO THE LOAN - At the time of the making of each advance under the Loan by the Lender to the Borrower under this Agreement, the following conditions shall have been fulfilled to the Grant Provider's and Lender's satisfaction:

              (a) This Agreement and the Collateral Documents (if any) shall have been duly executed and delivered by all required parties thereto and in form and substance satisfactory to the Lender.

              (b) There shall then exist no Event of Default under this Agreement (or other event which, with the giving of notice or passage of time, or both, would constitute such an Event of Default).

              (c) All representations and warranties by the Borrower in this Agreement or any of the Collateral Documents (collectively the "CREDIT DOCUMENTS") shall be true and correct in all material respects with the same effect as if such representations and warranties had been made on and as of the date of such advance.

              (d) The advance to be made and the use of the proceeds thereof shall not violate any applicable law, regulation, injunction, or order of any government or court.

              (e)   There shall be filed with the Lender and the Grant Provider:

                  (1) A requisition for such advance, in form and substance satisfactory to the Grant Provider, stating each amount to be paid and the name of the person to whom payment is due.

                  (2) A certificate executed by the Borrower attached to the requisition and certifying:

                           (A)     that an obligation in the stated amount has
been incurred by the Borrower and that the same is a cost of the Project and is presently due and payable or has been paid by the Borrower and is reimbursable hereunder and stating that the bill or statement of account for such obligation, or a copy thereof, is on file in the office of the Borrower;

                  (B) that the Borrower has no notice of any vendor's, mechanic's, or other liens or rights to liens, chattel mortgages, or conditional sales contracts that should be satisfied or discharged before such payment is made; and

                  (C) that each item on such requisition has not been the subject of a previous requisition, and such requisition contains no item representing payment on account of any retained percentages that the Borrower is, at the date of any such certificate, entitled to retain.

         (3) If the requisition for payment is for amounts due under the construction contract for the Facility, an application for payment in the form of American Institute of Architects Document G702, Application and Certificate for Payment, and American Institute of Architects Form G702A, Continuation Sheets, showing by trade the cost of work on the Project and the cost of materials incorporated into the Project or stored at the Facility, all to the date stated in the Application and Certificate for Payment. The Application and Certificate for Payment must be signed by an officer of the Borrower, the appropriate contractor under the construction contract, and the Architect. The cost breakdown included in the Application and Certificate for Payment shall show the percentage of completion of each line item on the Borrower's detailed estimate of Project costs as submitted to the Grant Provider, and the accuracy of the cost breakdown shall be certified by the Borrower and the appropriate contractor under the construction contract. The completed construction on the Project shall be reviewed (at the time each Application and Certificate for Payment is submitted) by the Architect, and the Architect shall certify to the Lender and the Grant Provider as to (A) the cost of completed construction, (B) the percentage of completion, and (C) compliance with the Plans and Specifications.

         (f) All applicable special conditions attached to the Grant Agreement shall be met to the reasonable satisfaction of the Grant Provider prior to the first advance of the Loan.

     10. REPRESENTATIONS AND WARRANTIES - The Borrower hereby represents and warrants to the Lender:

         (a) The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation as shown above and has all requisite power and authority to execute and deliver the Credit Documents and to perform its obligations thereunder.

         (b) Except as identified in Schedule 10(b), attached hereto and incorporated herein, there are no actions, suits, proceedings, inquiries, or investigations pending or, to the knowledge of the Borrower, after making due inquiry with respect thereto, threatened against or affecting the Borrower in any court or by or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the properties, activities, prospects, profits, operations, or condition (financial or otherwise) of the Borrower, or the ability of the Borrower to perform its obligations under the Credit Documents, or the transactions contemplated by the Credit Documents or which, in any way, would adversely affect the validity or enforceability of the Credit Documents or any agreement or instrument to which the Borrower is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby, nor is the Borrower aware of any facts or circumstances presently existing that would form the basis for any such actions, suits, or proceedings. Except as disclosed in writing to the Lender and the Grant Provider, the Borrower is not in default with respect to any judgment, order, writ, injunction, decree, demand, rule, or regulation of any court, governmental authority, or arbitration board or tribunal.

                  (c) Neither this Agreement nor any other document furnished to the Lender by or on behalf of the Borrower in connection with the Loan contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading.

                  (d) Each request by the Borrower for an advance under the Loan shall constitute a representation and warranty by the Borrower to the Lender that the foregoing statements are true and correct on the date of the request and after giving effect to such advance.

         11. BORROWER COVENANTS - The Borrower agrees to comply with the following covenants so long as this Agreement is in effect:

                  (a) The Borrower shall, upon occupying the Facility, exercise reasonable efforts to employ at least 60 full-time employees at the Facility on an average monthly basis and, within five years of occupying the Facility, exercise reasonable efforts to employ at least 125 full-time employees at the Facility on an average monthly basis, provided that no unfavorable event occurs that may have a material adverse effect on the Borrower, such as the termination of the development of its investigational new drugs. The Borrower shall also exercise reasonable efforts to expend or cause to be expended at least $2,000,000 from sources other than the Loan on the costs of acquiring, constructing, and installing the Facility.

                  (b) The Borrower shall promptly provide the Lender with such non-confidential information relating to the Borrower and the Collateral as the Lender may reasonably request from time to time in order to ascertain compliance with the Credit Documents. Without limiting the foregoing, the Borrower shall provide the Lender (a) immediately upon becoming aware that the Lessor has given notice or taken any other action with respect to a claimed default or event of default with respect to the Lease or event that, with the giving of notice or passage of time, or both, would constitute a default with respect to the Lease, a certificate specifying the notice given or action taken by the Lessor and the nature of the claimed default or event and what action the Borrower is taking or proposes to take with respect thereto, (b) promptly after the occurrence thereof, notice of a Public Offering, the issuance of a certificate of occupancy for the Facility, or any event described in Section 6
(a) hereof.

                  (c) (1) In addition to the other amounts payable by the Borrower under this Agreement (including, without limitation, Section 5 hereof), the Borrower hereby agrees to pay and indemnify the Lender and the Grant Provider from and against all claims, liabilities, losses, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Lender and the Grant Provider may (other than as a result of the gross negligence or willful misconduct of the Lender or the Grant Provider) incur or be subjected to as a consequence, directly or indirectly, of (i) any actual or proposed use of any proceeds of the Loan or the

Borrower's entering into or performing under any Credit Document, (ii) any breach by the Borrower of any representation, warranty, covenant, or condition in, or the occurrence of any other default under, any of the Credit Documents, including without limitation all reasonable attorneys' fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) allegations of participation or interference by the Lender or the Grant Provider in the management, contractual relations, or other affairs of the Borrower, (iv) allegations that the Lender or the Grant Provider has joint liability with the Borrower to any third party as a result of the transactions contemplated by the Credit Documents, or (v) any suit, investigation, or proceeding as to which the Lender or the Grant Provider is involved as a consequence, directly or indirectly, of its execution of any of the Credit Documents, the making of the Loan, or any other event or transaction contemplated by any of the Credit Documents.

               (2) Nothing contained in this Section 11(c) shall require the Borrower to indemnify the Lender or the Grant Provider for any claim or liability that the Borrower was not given any opportunity to contest or for any settlement of any such action effected without the Borrower's consent. The indemnity of the Lender and the Grant Provider contained in this Section 11(c) shall survive the termination of this Agreement.

         12. EVENTS OF DEFAULT AND REMEDIES - (a) Each of the following events shall constitute an Event of Default under this Agreement:

               (1) Failure by the Borrower to make any payment with respect to the Loan (whether principal, fees, or other amounts) when and as the same becomes due and payable (whether at maturity, on demand, or otherwise); or

               (2) The Borrower shall (A) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee, or liquidator of the Borrower or of all or a substantial part of the property of the Borrower, (B) admit in writing the inability of the Borrower, or be generally unable, to pay the debts of the Borrower as such debts become due,
(C) make a general assignment for the benefit of the creditors of the Borrower,
(D) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (F) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Borrower in an involuntary case under the Bankruptcy Code, or (G) take any action for the purpose of effecting any of the foregoing; or

               (3) A proceeding or case shall be commenced, without the application of the Borrower, in any court of competent jurisdiction, seeking (A) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts of the Borrower, (B) the appointment of a trustee, receiver, custodian, liquidator, or the like of the Borrower or of all or any substantial part of the assets of the Borrower, or (C) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment, or decree, or any order for relief against the Borrower shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

          (4) Any representation or warranty made by the Borrower in any Credit Document shall be false or misleading in any material respect on the date as of which made (or deemed made); or

          (5) Any default by the Borrower shall occur in the performance or observance of any term, condition, or provision contained in any Credit Document and not referred to in clauses (1) through (4) above, which default shall continue for thirty (30) days after the Lender gives the Borrower written notice thereof; or

          (6) Any material provision of any Credit Document shall at any time for any reason cease to be valid and binding in accordance with its terms on the Borrower, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall terminate or repudiate (or attempt to terminate or repudiate) any Credit Document; or

          (7) The occurrence of an event of default under the Lease.

     (b) Upon the occurrence of an Event of Default, the Lender, at its option, without demand or notice of any kind, may declare the Loan immediately due and payable, whereupon all outstanding principal shall become immediately due and payable.

     (c) Upon the occurrence of an Event of Default, the Lender, without notice or demand of any kind, may from time to time take whatever action at law or in equity or under the terms of the Credit Documents may appear necessary or desirable to collect the Loan then due or thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of the Borrower under the Credit Documents.

     13. MISCELLANEOUS -- (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

     (b) This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Lender, and their respective heirs, legal representatives, successors, and assigns, but the Borrower may not assign or transfer any of its rights or obligations hereunder without the express prior written consent of the Lender and the Grant Provider.

     (c) This Agreement may not be waived or amended except by a writing signed by the Lender and the Borrower, consented to in writing by the Grant Provider.

     (d) This Agreement shall be effective on the date on which the Borrower and the Lender have signed one or more counterparts of it and the Lender shall have received the same. At such time as the Lender is no longer obligated under this Agreement to make any further advances under the Loan and all principal or other amounts owing with respect to the Loan have been finally and irrevocably repaid by the Borrower to the Lender, this Agreement shall terminate.

     (e) This Agreement and the other Credit Documents constitute the entire agreement between the Borrower and the Lender with respect to the Loan and the Collateral and supersede all prior agreements, negotiations, representations, or understandings between such parties with respect to such matters.

         (f)      This Agreement may be executed in one or more counterparts.

         (g) All pronouns used herein include all genders and all singular terms used herein include the plural (and vice versa).

         (h) All notices, certificates, requests, demands, or other communications hereunder shall be sufficiently given and shall be deemed given upon receipt, by hand delivery, mail, overnight delivery, telecopy, or other electronic means, addressed as follows:

         If to the Lender:          Development Authority of Fulton County
                                    141 Pryor Street
                                    Suite 5001
                                    Atlanta, Georgia 30303
                                    Telecopy: (404) 224-0477
                                    Attention: Marva Bryan

         If to the Borrower:        Inhibitex, Inc.
                                    1165 Sanctuary Parkway
                                    Suite 400
                                    Alpharetta, Georgia 30004
                                    Telecopy: (678) 746-1299
                                    Attention: Russell H. Plumb, Chief
                                               Financial Officer

         If to the Grant Provider:  Georgia Department of Community Affairs
                                    Office of Economic Development
                                    60 Executive Park South, NE
                                    Atlanta, Georgia 30329
                                    Telecopy: (404) 679-1583
                                    Attention: Program Manager, Strategic
                                               Industries Loan Fund

A duplicate copy of each notice, certificate, or other communications given hereunder shall also be given to the Grant Provider. Any party named in this paragraph (h) may, by notice given to all other parties named in this Agreement, designate any additional or different addresses to which subsequent notices, certificates, or other communications shall be sent. For purposes of this paragraph (h), "electronic means" shall mean telecopy or facsimile transmission or other similar electronic means of communication that produces evidence of transmission.

         If the Borrower is in agreement with the terms and conditions for the Loan set forth in this Agreement, please so signify by signing the enclosed copy of this Agreement in the space indicated below and returning it to the Lender by the close of the Lender's business on ________________, 2004. This Agreement shall not become effective unless and until it is so signed and returned by the Borrower by such deadline.

                                         Very truly yours,

                                         DEVELOPMENT AUTHORITY OF
                                           FULTON COUNTY


                                         By: /s/
                                            ------------------------------------
                                            Chairman

AGREED TO:
                                         (SEAL)
INHIBITEX, INC.
                                         Attest:


By: /s/                                  /s/
   --------------------------------      --------------------------------------
   President                             Secretary


(SEAL)

Attest:


/s/
-----------------------------------
Secretary

                                 Schedule 10(b)

     Actions, Suits, Proceedings, Inquiries, or Investigations Pending or, to the Knowledge of Borrower, Threatened Against or Affecting Borrower